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                                                                   EXHIBIT 10.74

                  CERTIFICATE OF DESIGNATION OF PREFERENCES
                          OF SERIES B PREFERRED STOCK OF
                          LETRONIX ACQUISITION CORP.,
                             A NEVADA CORPORATION

The undersigned, Albert B. Greco, Jr. does hereby certify:

     1. He is the duly elected and acting President and Secretary of Letronix Acquisition Corp., a Nevada corporation (the "Corporation").

     2. That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation as amended of the corporation, and pursuant to the provisions of Nevada law, said Board of Directors, by a written consent in lieu of a meeting, dated July 2, 1997, in accordance with the provisions of Nevada law, adopted the following recitals and resolutions providing for the designation, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of 1,629,000 shares of Series B Preferred Stock as follows:

     WHEREAS, the Articles of Incorporation of the corporation provides for a class of authorized shares known as preferred stock, comprising 5,000,000 shares of issuable stock from time to time in one or more series; and

     WHEREAS, the Board of Directors of the corporation is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption and the liquidation preferences of the authorized preferred shares, and the number of shares constituting any series of such shares and the designation thereof, or any of them;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide that 1,629,000 of the authorized but unissued preferred shares shall now be designated as "Series B Preferred Stock" with a redemption Value of One Dollar ($1) per share ("Redemption Value"), and does hereby fix the rights, preferences, restrictions and other matters relating to said Series B Preferred Stock as follows:

     Section 1. Designation; Number of Shares. 1,629,000 shares shall be designated as "Series B Preferred Stock."

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     Section 2.  Dividend Rights of Preferred Stock.  The holders of the Series
B Preferred Stock shall be entitled to receive dividends at the annual rate of
(i) three percent (3%) for the years (i.e., the twelve calendar months) ending July 30, 1998, and 1999, and (ii) eight percent (8%) for the years thereafter, which shall be non-cumulative and subordinate to any declaration or payment of any dividend or other distribution on any class or series of preferred stock or the common stock of the corporation. The dividends payable hereunder shall be payable in cash annually on the 30th day of June with respect to the preceding year ("Dividend Payment Dates"); provided, however, no such dividend shall be earned or payable except out of funds legally available therefor. All dividends as aforesaid shall be payable to the holders of Series B Preferred Stock of record on the Dividend Payment Date in question.

     "Distribution" in this Section 2 means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the corporation) or the purchase or redemption of shares of the corporation for cash or property. The time of any distribution by way of dividend shall be the date of declaration thereof and the time of any distribution by purchase or redemption of shares shall be the day on which cash or property is transferred by the corporation, whether or not pursuant to a contract of an earlier date; provided that where a negotiable debt security is issued in exchange for shares, the time of the distribution is the date when the corporation acquires the shares in such exchange.

     Section 3. Liquidation Rights of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the corporation legally available therefor and before any distribution or payment to the holders of any shares of common stock or other class or series of preferred stock, liquidation distributions in the amount of $1.00 per share plus an equal amount to all accrued but unpaid dividends thereon up to and including the date fixed for distribution or payment ("Liquidation Amount").

     Section 4. Voting Rights of Series B Preferred Stock. The Series B Preferred Stock shall not convey any voting rights, and the holders thereof shall not be entitled to notice of nor the right to appear or participate in any meeting of the shareholders of the common stock of the Company, except as required or permitted under Nevada law.

     Section 5.  No Conversion.

          The holders of the shares of Series B Preferred Stock shall have no right to convert their shares of Series B Preferred Stock to common stock.

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     Section 6.  Exchangeability  The holders of the shares of Series B
Preferred Stock shall have the right to exchange their shares of Series B Preferred Stock to common stock of DataTell Solutions, Inc. (DSI) that are owned by the Company as follows:

     The Series B Preferred Stock is exchangeable into shares of common stock of DSI at any time subsequent to its issuance at the option of the holder. The exchange rate per share at which the Series B Preferred Stock can be exchanged for common stock of DSI shall be nine (9) shares of Series B Preferred Stock per share of DSI stock. The holders of the shares of Series B Preferred Stock shall have the right to exchange any portion or all of the outstanding shares of Series B Preferred Stock into shares of common stock of DSI. Provided, however, that the Company shall not be required to transfer any of the Shares exchanged hereunder until it has received an opinion of counsel satisfactory to the Company as to the permissibility of transfer under applicable securities laws. The certificates representing Shares issued pursuant to this exchange right may bear an appropriate legend.

     Fractional Shares    The Company shall not be required to issue fractional
     -----------------
shares upon exchange of any shares of Series B Preferred Stock. If, for any reason the Holder of the shares of Series B Preferred Stock would be entitled, upon the exchange of such stock, to receive a fractional interest in a Share, such Holder shall only be entitled to receive from the Company the next lowest whole number of shares at the exchange rate outlined hereinabove.

     Section 5. Call and Redemption. All (but not less than all) of the outstanding shares of Series B Preferred Stock may be called at any time by the Corporation within ten (10) years after issuance and shall be surrendered by the holders of such shares upon at least thirty (30) days prior notice to such holders and upon the payment, on the appropriate date prescribed in such notice, of one hundred percent (100%) of Redemption Value plus an amount equal to all unpaid dividends thereon (up to and including the date fixed for redemption). The holders of Series B Preferred Stock shall be entitled to look solely to the assets of the corporation for redemption proceeds.

     Section 6. Notices. Any notices required to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

     IN WITNESS WHEREOF, said LETRONIX ACQUISITION CORP., has caused this certificate to be signed by ALBERT B. GRECO, JR., its President and attested by ALBERT B. GRECO, JR., its Secretary, this 2nd day of July 1997.

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                                    LETRONIX ACQUISITION CORP.


                                    -------------------------------------
                                    By:  ALBERT B. GRECO JR.
                                    Title:  President

ATTEST:


----------------------------------
By:  ALBERT B. GRECO, JR.
Title:  Secretary

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THE STATE OF TEXAS(S)
                              (S)
COUNTY OF DALLAS              (S)

     On this 2nd day of July 1997, before me, the undersigned, a notary public in and for the State of Texas, personally appeared ALBERT B. GRECO, JR., known to me or proven to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first written above.



                                    --------------------------------------------
                                    Notary Public in and for the State of Texas

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